                                                                     EXHIBIT 2.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                  EPIMMUNE INC.

                                      INTO

                                CYTEL CORPORATION

--------------------------------------------------------------------------------




                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware




--------------------------------------------------------------------------------

        CYTEL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"),

                DOES HEREBY CERTIFY:

        FIRST: That this Company owns all of the outstanding shares of Epimmune Inc., a corporation organized and existing under the General Corporation Law (the "GCL") of the State of Delaware.

        SECOND: That this Company, by the following resolutions of its Board of Directors, duly adopted at a meeting held on June 14, 1999, determined to merge Epimmune Inc. into itself on the terms and conditions set forth in such resolutions:

        NOW, THEREFORE, BE IT RESOLVED, that the Company's wholly-owned subsidiary, Epimmune Inc. ("Epimmune"), be merged into the Company (the "Merger") and that the Company shall be the surviving corporation in the Merger pursuant to Section 253 of the GCL;

        RESOLVED FURTHER, that the Merger shall become effective as of 5:00 p.m. Eastern Daylight Time on the date of the filing of a Certificate of Ownership and Merger in the form reviewed and approved by the Board at this meeting with the Secretary of State of the State of Delaware in accordance with Section 253 of the GCL;

        RESOLVED FURTHER, that upon the effectiveness of the Merger, the Company shall assume all of the liabilities and obligations of Epimmune and all options to purchase shares of Common Stock of Epimmune shall become options to purchase the same number of shares of Common Stock of the Company (with no other changes to the terms and conditions of such options).

        RESOLVED FURTHER, that upon the effectiveness of the merger, the name of the Company shall be changed to Epimmune Inc. and Article I of the Company's Amended and Restated Certificate of Incorporation shall thereby be amended to read as follows:

                                       "I.

                The name of the Corporation is Epimmune Inc."

        RESOLVED FURTHER, except as stated in the prior resolution, the Amended and Restated Certificate of Incorporation of the Company shall remain unchanged by the Merger and in full force and effect until further amended in accordance with the GCL;

        RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is authorized, empowered and directed to take any action in the name and on behalf of the Company which such officer deems necessary or appropriate to confirm that all taxes imposed by the Delaware Franchise Tax Board have been paid or secured with respect to Epimmune, and to take all such further action as such officer or officers may deem necessary or advisable in connection therewith; and

        RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed in the name and on behalf of the Company or otherwise, to make all such arrangements, to do and perform all such acts and things, and to execute and deliver all such officers' certificates and such other instruments and documents as they may deem necessary or appropriate in order to effectuate fully the purpose of each and all the foregoing resolutions (hereby ratifying and confirming any and all actions taken heretofore and hereafter to accomplish such purposes, all or singular).





                                       2.

        IN WITNESS WHEREOF, Cytel Corporation has caused this certificate to be signed by Robert L. Roe, M.D., its authorized officer, on July 1, 1999.


                                        CYTEL CORPORATION


                                        By: /s/ Robert L. Roe, M.D.
                                           -------------------------------------
                                           Robert L. Roe, M.D.
                                           Acting President and
                                           Chief Operating Officer



                                       3.